Exhibit 10.31

AMENDMENT NO. 2 AND WAIVER TO AMENDED AND RESTATED
CREDIT AGREEMENT
This Amendment No. 2 and Waiver to Amended and Restated Credit Agreement (this “Amendment”), dated as of March 3, 2014, is made by and among GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the “Company” and a “Borrower”), GRANITE CONSTRUCTION COMPANY, a California corporation (“GCC” and a “Borrower”), GILC INCORPORATED, a California corporation (“GILC” and a “Borrower”, and together with the Company and GCC, collectively the “Borrowers”), each of the Guarantors (as defined in the Credit Agreement (as defined below)) signatory hereto, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, each of the Borrowers, Bank of America, as Administrative Agent, and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of October 11, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 8, 2013, and as hereby amended and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement as amended hereby), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit facility and a swing line loan facility; and
WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and
WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to (i) permanently waive any testing of, or compliance by the Company or any of its Subsidiaries with, the financial covenants set forth in Sections 7.12(a) and (c) of the Credit Agreement during the period commencing October 1, 2013 through and including the date of this Amendment, (ii) amend certain financial covenants in Section 7.12 of the Credit Agreement, and (iii) revise the form of Compliance Certificate, which the Administrative Agent and the Lenders party hereto are willing to do on the terms and conditions contained in this Amendment;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein:

a.	Section 7.12(a) of the Credit Agreement is amended by revising such subsection such that after all such revisions, Section 7.12(a) reads as follows:
(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time on March 31, 2014 or any fiscal quarter-end thereafter to be less than the sum of (i) $600,000,000 plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after March 31, 2014 (with no deduction for a net loss in any such fiscal quarter) plus (iii) an amount equal to 50% of the aggregate increases in Consolidated Stockholders’ Equity after March 31, 2014 by reason of the issuance and sale of capital stock of the Company.”
(b) Section 7.12(c) of the Credit Agreement is amended by revising such subsection such that after all such revisions, Section 7.12(c) reads as follows:
“(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to greater than the ratios set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2014	3.75 to 1.0
June 30, 2014	3.50 to 1.0
September 30, 2014	3.25 to 1.0
December 31, 2014 and each fiscal quarter thereafter	3.00 to 1.0
; provided that during any Collateral Release Period, the Company shall not permit the Consolidated Leverage Ratio at any time to be greater than 2.50 to 1.00.”

2.
Amendment to Exhibit D. Subject to the terms and conditions set forth herein, Exhibit D (Form of Compliance Certificate) to the Credit Agreement is hereby amended to give effect to such amendments to the Credit Agreement as set forth in Section 1 above. For ease of reference, Exhibit D, as amended, shall read in its entirety as attached hereto as Exhibit D.

3.
Waiver. Pursuant to Section 10.01 of the Credit Agreement and subject to the terms and conditions hereof, the Lenders hereby waive any testing of, or compliance by the Company or any of its Subsidiaries with, the financial covenants set forth in Sections 7.12(a) and (c) of the Credit Agreement solely for the period commencing October 1, 2013 through and including the date of this Amendment.

The waivers set forth in this Section 3 are limited to the extent specifically set forth above and shall in no way serve to waive compliance with (i) Sections 7.12(a) and (c) of the Credit Agreement for any other period or (ii) any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of the Borrowers or the Guarantors, other than as expressly set forth above.

4.
Effectiveness; Conditions Precedent. This Amendment and the amendments to the Credit Agreement and Exhibits and the waivers to the Credit Agreement provided in Sections 1, 2 and 3 hereof shall be effective as of the date first written above upon the satisfaction of the following conditions precedent:

a.
the Administrative Agent shall have received counterparts of this Amendment, duly executed by each Borrower, the Administrative Agent, and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf);

b.
the Administrative Agent shall have received executed copies of any amendments and/or waivers to the Permitted Notes Documents, which such amendments and/or waivers shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall not contain any provisions or amendments which relate to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Company or any of its Subsidiaries to any more onerous or more restrictive provisions; and

c.
both (i) a consent fee shall have been received by the Administrative Agent for the account of each Lender executing this Amendment by 5:00 p.m. (New York, New York time) on March 3, 2014 equal to seven and one-half basis points (7.5 “bps”) multiplied by each such Lender’s Commitment immediately prior to the effective date of this Amendment, and (ii) all other fees and expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) to the extent due and payable under Section 10.04(a) of the Credit Agreement and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (which fees and expenses may be estimated to date without prejudice to final settling of accounts for such fees and expenses).

5.
Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

a.
The representations and warranties made by the Borrowers in Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are, in each case, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

b.
The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

c.
This Amendment has been duly authorized, executed and delivered by the Borrowers and the Guarantors and constitutes a legal, valid and binding obligation of such parties, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application; and

d.
After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and no default or event of default under the Permitted Notes Documents exists, or would result from the effectiveness of this Amendment.

6.
Consent of the Guarantors. The Guarantors hereby consent, acknowledge and agree to the amendments, waivers and other matters set forth herein and hereby confirm and ratify in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments, waivers and consents contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

7.
Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.
Full Force and Effect of Credit Agreement. Except as hereby specifically amended, waived, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

9.
Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

10.
Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

12.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

13.
No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

GRANITE CONSTRUCTION INCORPORATED
By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. Treasurer

By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: Sr. V.P. and CFO

GRANITE CONSTRUCTION COMPANY
By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. Treasurer

By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: Sr. V.P. and CFO

GILC INCORPORATED
By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. and CFO

By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: President and CEO

GUARANTORS:

GRANITE CONSTRUCTION INCORPORATED
By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: Sr. V.P. and CFO

By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. Treasurer

GRANITE CONSTRUCTION COMPANY
By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: Sr. V.P. and CFO

By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. Treasurer

GRANITE CONSTRUCTION NORTHEAST, INC.
By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: Sr. V.P. and CFO

By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. Treasurer

INTERMOUNTAIN SLURRY SEAL, INC.
By: /s/ Kathleen Schreckengost
Name: Kathleen Schreckengost
Title: V.P. Treasurer

By: /s/ Darren S. Beevor
Name: Darren S. Beevor
Title: V.P. Controller

GILC INCORPORATED
By: /s/ Laurel J. Kreminski
Name: Laurel J. Kreminski
Title: President and CEO

By: /s/ Jigisha Desai
Name: Jigisha Desai
Title: V.P. and CFO

KENNY CONSTRUCTION COMPANY
By: /s/ Ashley M. Stinson
Name: Ashley M. Stinson
Title: V.P.

By: /s/ Ryan W. Brady
Name: Ryan W. Brady
Title: V.P.

ADMINISTRATIVE AGENT:

By: /s/ Bridgett J. Manduk
Name: Bridgett J. Manduk
Title: Vice President

LENDERS:
BANK OF AMERICA, N.A., as a lender, Swing
Line Lender and L/C Issuer

By: /s/ Arthur Ng
Name: Arthure Ng
Title: Vice President

BANK OF THE WEST

By: /s/ Helen Huang
Name: Helen Huang
Title: Vice President

COMPASS BANK

By: /s/ Erik Velastegui
Name: Erik Velastegui
Title: Senior Vice President

BMO HARRIS BANK N.A.

By: /s/ Jennifer Guidi
Name: Jennifer Guidi
Title: Director

COMERICA BANK

By: /s/ Jeffrey S. Malkiewicz
Name: Jeffrey S. Malkiewicz
Title: Relationship Manager

U.S. NATIONAL ASSOCIATION

By: /s/ Conan Schleicher
Name: Conan Schleicher
Title: Senior Vice President

UNION BANK, N.A.

By: /s/ J. William Bloore
Name: J. William Bloore
Title: Senior Vice President

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: , 20__

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

The undersigned refers to that certain Amended and Restated Credit Agreement, dated as of October 11, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Granite Construction Incorporated, a Delaware corporation (the “Company” and a “Borrower”), Granite Construction Company, a California corporation (“GCC” and a “Borrower”), and GILC Incorporated, a California corporation (“GILC” and a “Borrower”, and together with Company and GCC, collectively, the “Borrowers”), the financial institutions from time to time party thereto (collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”). Unless otherwise defined herein, each capitalized term used herein has the meaning assigned thereto in the Credit Agreement.
The undersigned Responsible Officer of the Company hereby certifies, on behalf of the Company and not individually, as of the date hereof that s/he holds the office of ________________ with the Company, that, as such, s/he is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Company and its Subsidiaries, and that:

1.	Attached hereto or posted on the Company’s website or posted on the website of the Securities and Exchange Commission at www.sec.gov is:
(a) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended [_______________, 20__] (the “Subject Fiscal Year”), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Subject Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and are not subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions that are not reasonably acceptable to the Required Lenders; or
(b) an SEC Form 10-K for the Company (excluding the exhibits thereto) relating to the fiscal year ended [___________, 20__]; or
(c) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal quarter ended [_______________, 201_] (the “Subject Fiscal Quarter”), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Subject Fiscal Quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or
(d) an SEC Form 10-Q for the Company (excluding the exhibits thereto) relating to the fiscal quarter ended [___________, 20__].

2.	The financial statements referred to in Paragraph 1 fairly present, in all material respects, the consolidated financial position and the results of operations of the Company and its Subsidiaries.

3.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under my supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

4.
To the best of the undersigned’s knowledge, the Company and each of its Subsidiaries have, during such period, observed, performed and/or satisfied and/or have caused to be observed, performed and/or satisfied all of their respective covenants and other agreements contained in the Loan Documents to which they are a party, and have satisfied every condition in the Loan Documents to which they are a party to be observed, performed and/or satisfied by them, and the undersigned has no knowledge of any condition, event or occurrence, which constitutes a Default or Event of Default, except as set forth below:

[Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph 4 above by listing, in detail and with reference to specific sections of the Credit Agreement, the nature of the condition, event or occurrence, the period during which it has existed and the actions that the Company has taken, is taking or proposes to take with respect to such condition, event or occurrence.]

5.	The financial covenant and other compliance analyses and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Certificate.
The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this ___ day of _______, 20__, pursuant to the provisions of the Credit Agreement.
GRANITE CONSTRUCTION INCORPORATED

By:
Name:
Title:

Schedule 1
to Compliance Certificate

1.	Investments - Construction JV Investments and Permitted Purchases and Other Acquisitions. Section 7.02(k)

A.
The aggregate amount of total cash consideration, including Contingent Acquisition Obligations and other contingent obligations, paid by or on behalf of the Company and its Subsidiaries for any Investment under Section 7.02(k), when aggregated with the total cash consideration paid by or on behalf of the Company and its Subsidiaries for all such Investments consisting of Construction JV Investments, purchases and acquisitions: $_________________

Requirement: The amount in (A) may not exceed $250,000,000.

2.	Indebtedness - Other Indebtedness. Section 7.03(h)

A.	Indebtedness of the Company and its Subsidiaries, comprised solely of

(i)
the outstanding principal amount of unsecured obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (other than performance, surety and appeal bonds), debentures, notes, loan agreements or other similar instruments: $____________________

(ii)	Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations: $____________________

(iii)	Contingent Acquisition Obligations in respect of any Acquisition or Investment otherwise permitted hereunder: $____________________

(iv)	without duplication, Guarantee Obligations with respect to Indebtedness of the types specified in the immediately preceding clauses (i), (ii) and (iii): $____________________
provided that none of the foregoing includes Indebtedness of any co-joint venturer in any Joint Venture to which the Company or any Subsidiary is a party that has been assumed by the Company or any Subsidiary if such Indebtedness was not originally incurred by such co-joint venturer in connection with (and relates solely to) the subject Joint Venture:

B.	(A)(i) plus (A)(ii) plus (A)(iii) plus (A)(iv): $____________________

C.	(A)(i) plus (A)(ii) plus (A)(iii) plus (A)(iv) to the extent subject to amortization or prepayment at maturity prior to the Maturity Date: $____________________
Requirement: The amount in (B) may not exceed $150,000,000 and the amount in (C) may not exceed $100,000,000.

3.	Restricted Payments. Section 7.07(e)

A.
The aggregate amount of shares of the Company’s capital stock, or warrants, rights or options to acquire any such shares for cash, purchased, redeemed or otherwise acquired by the Company: $____________________

Requirement: If the Consolidated Leverage Ratio on a pro forma basis is greater than or equal to 2.00 to 1.00, the amount in (A) may not exceed $64,800,000.

4.	Minimum Consolidated Tangible Net Worth. Section 7.12(a)

A.	Consolidated Tangible Net Worth ((A)(i) minus A(ii)): $____________________

(i)	Consolidated Stockholders’ Equity for the Company and its consolidated Subsidiaries (excluding Project Debt Entities) (determined in accordance with GAAP): $___________________

(ii)	Intangible Assets of the Company and its consolidated Subsidiaries (excluding Project Debt Entities) (determined on a consolidated basis in accordance with GAAP): $____________________

B.
Consolidated Net Income. Net income, on a consolidated basis, of the Company and its consolidated Subsidiaries from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions earned in each fiscal quarter ending after the date of the Audited Financial Statements (not including net income in respect of or attributable to any Project Debt Entity unless and until such net income has been received by a Borrower or Subsidiary (other than a Project Debt Entity) in the form of dividends or similar distributions) with no deduction for a net loss in any such fiscal quarter: $____________________

C.	Calculation of Minimum Consolidated Tangible Net Worth:
((C)(i) + (C)(ii) + (C)(iii)) below): $____________________

(i)	$600,000,000
plus

(ii)	50% of Consolidated Net Income (line (B) above) earned in each fiscal quarter ending after March 31, 2014: $____________________
plus

(iii)
50% of the aggregate increases in Consolidated Stockholders’ Equity for the Company and its Subsidiaries (line (A)(i) above) since March 31, 2014 by reason of the issuance and sale of the capital stock of the Company: $________________

Requirement: The amount in (A) may not be less than the amount in (C).

5.	Minimum Consolidated Interest Coverage Ratio. Section 7.12(b)

A.	Consolidated EBITDA for the Company and its consolidated Subsidiaries ((A)(i) plus (A)(ii) plus (A)(iii) plus (A)(iv)): $____________________

(i)
Net income, on a consolidated basis, of Company and its Subsidiaries (excluding any Project Debt Entity) from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions plus Consolidated Cash Taxes for such period and the following to the extent deducted in calculating such Consolidated Net Income for such Subject Period: $_______________

(ii)	Consolidated Interest Expense for such Subject Period to the extent deducted in calculating Consolidated Net Income: $____________________

(iii)	Depreciation and amortization expense for such Subject Period to the extent deducted in calculating Consolidated Net Income: $____________________

(iv)
Non-cash charges (excluding any such non-cash charges that represent the accrual of, or reserve for, anticipated cash charges in any future period) for such Subject Period to the extent deducted in calculating Consolidated Net Income: $____________________[1]

B.	Consolidated Interest Expense for the Company and its consolidated Subsidiaries ((B)(i) plus (B)(ii)): $____________________

(i)
All interest, premium payments, fees, charges and related expenses of the Company and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (excluding such amounts in respect of Project Debt): $_________________

(ii)
The portion of rent expense of the Company and its Subsidiaries with respect to such Subject Period under capital leases that is treated as interest in accordance with GAAP and the portion of Synthetic Lease Obligations payable by the Company and its Subsidiaries with respect to such Subject Period that would be treated as interest in accordance with GAAP if such lease were treated as a capital lease under GAAP (excluding such amounts in respect of Project Debt): $____________________

1All components of Consolidated EBITDA for such period shall include or exclude, as the case may be, without duplication, such components of Consolidated EBITDA attributable to any Investment permitted pursuant to Section 7.02 of the Credit Agreement other than Construction JV Investments arising in the Ordinary Course of Business consummated during such period or any business or assets that have been Disposed of after the first day of such period and prior to the end of such period, in each case as determined on a pro forma basis, in accordance with Regulation S-X promulgated by the SEC.

C.	Ratio of (A) to (B): ____________________ to 1.00
Requirement: The ratio in (C) (i.e., the ratio of (A) to (B)) may not be less than 4.00 to 1.00 as of the last day of any fiscal quarter of the Company.

6.	Maximum Consolidated Leverage Ratio. Section 7.12(c)

A.	Consolidated Funded Indebtedness for the Company and its consolidated Subsidiaries ((A)(i) plus (A)(ii) plus (A)(iii)): $____________________

(i)
On a consolidated basis, the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments of Company and its consolidated Subsidiaries (not including Project Debt): $___________________

(ii)
Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and sale-leaseback transactions of Company and its consolidated Subsidiaries (not including Project Debt): $____________________

(iii)
Without duplication, Guarantee Obligations with respect to Indebtedness of the types specified in the immediately preceding clauses (i) and (ii) of Persons other than the Company or any Subsidiary: $____________________

B.	Consolidated EBITDA for the Company and its consolidated Subsidiaries (line (5)(A) above): $___________

C.	Ratio of (A) to (B): ____________________ to 1.00
Requirement: The ratio in (C) (i.e., the ratio of (A) to (B)) may not exceed, as of the last day of any fiscal quarter of the Company, the ratios set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2014	3.75 to 1.0
June 30, 2014	3.50 to 1.0
September 30, 2014	3.25 to 1.0
December 31, 2014 and each fiscal quarter thereafter	3.00 to 1.0

; provided that during any Collateral Release Period, the ratio in (C) may not exceed, as of the last day of such fiscal quarter, 2.50 to 1.00.
Applicable Rate: Pricing Level ____

Pricing Level	Consolidated Leverage Ratio
1	Less than 0.50 to 1.00
2	Greater than or equal to 0.50 to 1.00 but less than 1.00 to 1.00
3	Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00
4	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00
5	Greater than or equal to 2.50 to 1.00

7.	Consolidated Fixed Charge Coverage Ratio. For purposes of determining whether the Company may request a Collateral Release (commencing with the fiscal quarter ending June 30, 2013)

A.	Consolidated EBITDA for the Company and its consolidated Subsidiaries (line (5)(A) above): $____________________

B.	Consolidated Fixed Charges for the Company and its consolidated Subsidiaries ((B)(i) plus (B)(ii) plus (B)(iii) plus (B)(iv) plus (B)(v)): $____________________

(i)	Consolidated Interest Expense for the Company and its consolidated Subsidiaries (line 5(B) above): $____________________

(ii)	The aggregate amount of Federal, state, local and foreign taxes paid in cash by the Company and its consolidated Subsidiaries: $____________________

(iii)
The aggregate principal amount of all regularly scheduled principal payments of Consolidated Funded Indebtedness (for the avoidance of doubt, excluding all payments in respect of revolving Indebtedness and prepayments in respect of all Indebtedness) for the Company and its consolidated Subsidiaries: $____________________

(iv)	the lesser amount of (x) the aggregate amount of all capital expenditures for the Company and its consolidated Subsidiaries and (y) $37,500,000: $____________________

(v)	The aggregate amount of all Restricted Payments made in cash for the Company and its consolidated Subsidiaries: $____________________

C.	Ratio of (A) to (B): ____________________ to 1.00